Exhibit 99.1

PRESS RELEASE

April 6, 2022

Biofrontera Inc. Announces Preliminary Product Revenues for the First Quarter of 2022

WOBURN, Mass. (April 6, 2022) – Biofrontera Inc. (Nasdaq: BFRI), a biopharmaceutical company specializing in the commercialization of dermatological products, announced today preliminary, unaudited product revenues for the quarter ended March 31, 2022.

Product revenues for the first quarter of 2022 are anticipated to be in the range of approximately $9.5 million to $10.0 million, representing an increase of approximately 102% to 113% compared with the first quarter of 2021.

“Our sales success is a testament to the market’s growing preference for our products and the ability of our sales team to further penetrate high-value customer accounts. Having just closed our strongest revenue quarter post-pandemic, and our second strongest quarter on record, we are well-positioned for a productive year ahead as we continue to make strides with advancing our pipeline and patent strategy, strengthening our financial position and increasing our market share through sustained growth in the U.S. dermatology market,” commented Erica Monaco, Chief Executive Officer of Biofrontera Inc.

The preliminary unaudited product revenues described in this press release are estimates only and are based on currently available information. Final results may vary from the preliminary product revenues estimates. Biofrontera expects to report financial results for the first quarter of 2022 in May 2022. The strong growth in product revenues in the 2022 first quarter may reflect some advance purchasing of Ameluz® ahead of a planned April 1, 2022 price increase, as well as a relatively soft prior-year comparison that did not benefit from pull-through as there was no similar price increase.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on photodynamic therapy and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit https://www.biofrontera-us.com.

1

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, the Company’s estimated revenue for the first quarter ended March 31, 2022, the performance of the Company’s sales team, the strength of the Company’s portfolio and statements relating to the future performance of the Company and opportunities for growth. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, including, but not limited to, the impact of extraordinary external events, such as the current COVID-19 pandemic; any changes in the Company’s relationship with the Licensor; the Company’s ability to achieve and sustain profitability; whether the current global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF-RhodoLED® is consistent with the Company’s expectations; whether the Company will be able to successfully transition to a public company operating independently of Biofrontera AG; the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. The company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Contacts:

Biofrontera Inc.

Anke zur Mühlen

+1 781 486 1539

us-ir@biofrontera.com

LHA Investor Relations

Tirth T. Patel

+1 212 201 6614

tpatel@lhai.com

# # #

2